UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):December 7, 2016
HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 7, 2016, the Compensation Committee of the Board of Directors (the “Board”) of HealthSouth Corporation (“HealthSouth” or the “Company”), as administrator under the Company's previously adopted equity incentive plans, approved a change to the Company's outstanding non-qualified stock options as well as the form of award agreement to be used for non-qualified stock options in the future. The effect of the change is to permit the transfer of stock options for limited estate planning purposes. The amended transferability provision is set forth below and in the form of the non-qualified stock option agreement attached hereto as Exhibit 10.1.
TRANSFERABILITY. Except as provided in Section 16.2 of the Plan, the Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution and is exercisable during Grantee’s lifetime only by Grantee, provided, however, that transfers for estate planning purposes are permitted so long as (w) the Grantee has satisfied his or her stock ownership requirements,  (x) the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer, (y) the transferee qualifies as either an “employee” or a “family member” under those definitions set forth in Form S-8 under the 1933 Act and agrees to comply with all of the terms and conditions of the Award that are or would have been applicable to the Grantee and to be bound by the acknowledgments made by the Grantee in connection with the grant of the Option, and (z) the transfer is not a “modification” or “extension” of the Option that would give rise to a “deferral of compensation” within the meaning of Section 409A of the Code.
On December 8, 2016, Mr. Jay Grinney notified the Board that he intends to move his retirement date from Saturday, December 31, 2016, to Thursday, December 29, 2016, to allow Mr. Mark J. Tarr to assume the role of President and Chief Executive Officer prior to the last business day of 2016. Similarly, Mr. Grinney intends to step down from the Board on his updated retirement date. Accordingly, the Board has changed the effective date of Mr. Tarr's election as President and Chief Executive Officer and member of the Board as well as Ms. Barbara Jacobsmeyer's election as Executive Vice President of Operations to Thursday, December 29, 2016. For additional discussion of these management succession matters, see the Company's Current Report on Form 8-K filed with the United States Securities and Exchange Commission on October 27, 2016.

ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

10.1	Form of Non-Qualified Stock Option Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 HEALTHSOUTH CORPORATION

By:	/S/ Patrick Darby
	Name:	Patrick Darby
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: December 12, 2016